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                                                                     EXHIBIT 5.1

                        [PEPPER HAMILTON LLP LETTERHEAD]


                                           July 10, 2001


ISCO International, Inc.
451 Kingston Court
Mount Prospect, IL 60056


         Re: Registration Statement on Form S-8

Dear Sir/Madam:

         We have acted as counsel to ISCO International, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), relating to the offer and sale of up to an additional 8,000,000 shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), issuable by the Company pursuant to awards granted or available for grant under the Company's Amended and Restated 1993 Stock Option Plan, as amended (the "Plan").

         In rendering this opinion, we have examined the Registration Statement, including the exhibits thereto, the Company's Certificate of Incorporation, as amended and By-Laws as currently in effect, the Plan and such other documents as we have deemed appropriate. We have not performed any independent investigation other than the document examination described above. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

         Based on the foregoing, we are of the opinion that the shares of Common Stock issuable pursuant to awards granted or available for grant under the Plan will be, when issued and paid for in accordance with the terms of the Plan and any underlying option award agreements or letters, validly issued, fully paid and non-assessable.

         The opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

         The opinion expressed herein is solely for your benefit and may be relied upon only by you.



                                          Very truly yours,

                                          /s/ Pepper Hamilton LLP
                                          -----------------------
                                          PEPPER HAMILTON LLP